Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Marvel Enterprises, Inc. for the registration of 750,000 shares of its common stock and to the incorporation by reference therein of our report dated March 8, 2002, with respect to the consolidated financial statements and schedule of Marvel Enterprises, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


ERNST & YOUNG LLP
New York, New York
May 22, 2002


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